Exhibit 99

                                                                              NATIONAL FUEL GAS
                                                                      CONSOLIDATED STATEMENTS OF INCOME
                                                                                 (UNAUDITED)

                                                                             Twelve Months Ended
                                                                                 December 31
                                                       ----------------------------------------------------------------

                                                                        2003                       2002
                                                                           (Thousands of Dollars)

INCOME
Operating Revenues                                                      $ 2,088,278              $ 1,551,875
                                                                 -------------------          ---------------

Operating Expenses
             Purchased Gas                                                1,008,589                  539,205
             Fuel Used in Heat and Electric Generation                       63,058                   54,043
             Operation and Maintenance                                      395,681                  380,384
             Property, Franchise and Other Taxes                             81,850                   73,826
             Depreciation, Depletion and Amortization                       196,036                  182,271
             Impairment of Oil and Gas Producing Properties                  42,774                        -
                                                                 -------------------          ---------------
                                                                          1,787,988                1,229,729
                                                                 -------------------          ---------------

             Gain on Sale of Timber Properties                              168,787                        -
             Loss on Sale of Oil and Gas Producing Properties               (58,472)                       -
                                                                 ------------------           ---------------

Operating Income                                                            410,605                  322,146

Other Income (Expense):
             Income from Unconsolidated Subsidiaries                            377                      521
             Impairment of Investment in Partnership                              -                  (15,167)
             Other Income                                                     7,093                    6,653
             Interest Expense on Long-Term Debt                             (92,708)                 (91,649)
             Other Interest Expense                                         (11,472)                 (13,111)
                                                                 -------------------          ---------------
Income Before Income Taxes and Minority Interest in
 Foreign Subsidiaries                                                       313,895                  209,393
             Income Taxes - Net                                             122,115                   76,938
             Minority Interest in Foreign Subsidiaries                        1,663                    1,046
                                                                 -------------------          ---------------
Income Before Cumulative Effect of Changes in Accounting                    190,117                  131,409
             Cumulative Effect of Changes in Accounting                           -                   (8,893)
                                                                 -------------------          ---------------
Net Income Available for Common Stock                                  $    190,117              $   122,516
                                                                 ===================          ===============
Earnings Per Common Share:
     Basic:
             Income Before Cumulative Effect of
              Changes in Accounting                                    $       2.34              $      1.64
             Cumulative Effect of Changes in Accounting                           -                    (0.11)
                                                                 -------------------         ----------------
             Net Income Available for Common Stock                     $       2.34              $      1.53
                                                                 ===================          ===============
     Diluted:
             Income Before Cumulative Effect of
              Changes in Accounting                                    $       2.32              $      1.63
             Cumulative Effect of Changes in Accounting                           -                    (0.11)
                                                                 -------------------          ---------------
             Net Income Available for Common Stock                     $       2.32              $      1.52
                                                                 ===================          ===============

Weighted Average Common Shares Outstanding:
             Used in Basic Calculation                                   81,103,183               80,056,410
                                                                 ===================          ===============
             Used in Diluted Calculation                                 81,810,778               80,631,294
                                                                 ===================          ===============